                                                              Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations                                                                                                          Trade Relations
Tim McCauley                                                                                                            Brian Wolfenden
Director of Financial Reporting & Investor Relations                                                                                                  Director of Marketing Communications
(203) 769-8054                                                                                                            (603) 594-8585, ext. 3435
tmccauley@presstek.com                                                                                                        bwolfenden@presstek.com

PRESSTEK REPORTS IMPROVED 2010 THIRD QUARTER OPERATING PROFITS AND INITIAL 75DI PRESS ORDER

•	Initial order received for 75DI digital offset press
•	$4.8 million year-on-year improvement in operating profit
•	Year-on-year equipment revenue growth of 31% with strong 52DI mix
•	$2.4 million improvement in year-on-year adjusted EBITDA
•	16% reduction in operating expenses
•	Debt net of cash reduced by 58% to $6.9 million

Greenwich, CT – November 8, 2010 – Presstek, Inc. (NASDAQ: PRST), a leading supplier of digital offset printing solutions to the printing and communications industries, today reported financial and operating results for the third quarter ended October 2, 2010.  In the quarter, the Company reported total revenue of $31.4 million, a decline of 5% from the amount reported in the third quarter of 2009, and adjusted EBITDA of $1.3 million, an improvement of $2.4 million when compared to the prior year third quarter.  (See “Information Regarding Non-GAAP Measures”)

The Company also reported that it has received the initial order for its new 75DI digital offset press.  The 75DI press, which has been engineered to produce pages at a cost of below a penny per page, had a very successful North American debut at the Graph Expo tradeshow in Chicago, receiving considerable interest from customers and accolades from the industry.

In the third quarter of 2010 the Company had an operating loss of $1.3 million, a $4.8 million improvement from the loss in the 2009 third quarter.  Excluding a one-time inventory-related charge of $2.7 million in the third quarter of 2009, operating income improved by $2.1 million from 2009 levels.  During the third quarter of 2010, the Company incurred a net loss from continuing operations of $1.5 million, or $0.04 per share, compared to a net loss from continuing operations of $6.6 million, or $0.18 per share, in the third quarter of 2009. (See “Information Regarding Non-GAAP Measures”)

“We are extremely pleased with the success of our 75DI press at Graph Expo,” said Presstek Chairman, President and Chief Executive Officer, Jeff Jacobson.  “This is exciting not only because of the interest generated for all of our products at that show, but also because of the way the 75DI is elevating the perception of Presstek within the graphics industry.  We have long believed that the 75DI with its revolutionary 6-minute job-to-job turnaround, high quality output and expanded sheet size fits perfectly within our up-market strategy.  It was extremely gratifying to see that play out with high profile customers and industry experts at Graph Expo.”

Third Quarter 2010 Financial Results
Total revenue in the third quarter of 2010 was $31.4 million, a decrease of $1.6 million from the third quarter of 2009.  On a sequential quarter basis, total revenue remained relatively stable.

•
Equipment revenue increased 31%, or $1.1 million, to $4.8 million in the third quarter of 2010, compared with the same period last year.  The increase versus the prior year’s quarter is due primarily to an increase in DI press revenue of $0.7 million.  The DI increase is caused by a favorable shift in product mix with increased sales of 52DI units.

•
Consumables revenue totaled $20.6 million in the third quarter of 2010, compared with $22.2 million for the same period last year primarily due to reductions in “traditional” product categories of $1.4 million and in legacy Anthem CTP plates of $0.3 million.  This more than offset increases in the open format CTP plates of Aeon and Aurora Pro, which increased 48% from the prior year quarter.  Year-to-date the Company has closed on approximately 60 new CTP plate accounts that should equate to an annual run-rate of approximately $2.8 million of new thermal CTP plate sales.

•
Service revenue declined approximately 16 percent to $6.1 million in the third quarter of 2010 compared to the year ago quarter.  This drop is primarily due to the continued erosion of the analog service base and a general trend by customers to delay service calls and maintenance to save money in a difficult economy.

Gross margin percent for the third quarter of 2010 was 32.8% compared to 23.3% in the third quarter of 2009.  The improvement versus the third quarter of 2009 was due primarily to the impact of the $2.7 million inventory-related charge taken in the third quarter of 2009, favorable manufacturing productivity and a favorable mix of DI equipment sales, partially offset by lower service margins and a lower mix of higher margin consumables.

Third quarter 2010 operating expenses of $11.7 million represented a reduction of $2.2 million, or 16%, from the third quarter of 2009.  Excluding the impact of restructuring charges in each period, operating expenses declined by $1.6 million.  The decline in operating expenses was primarily related to reduced payroll costs and professional service fees; partially offset by increased non-cash stock compensation expenses.

Debt net of cash totaled $6.9 million at the end of the third quarter, a reduction of $9.4 million versus the third quarter of 2009 and a reduction of $1.9 million from the end of the 2010 second quarter.  The primary cause of the decrease from the prior year level was the proceeds received from the sale of the Company’s Lasertel subsidiary in the first quarter of 2010.

“We continued to see sluggish sales results in the third quarter as the increase in our equipment revenue was more than offset by declines in our “traditional” consumables and service revenue,” said Presstek Executive Vice President and Chief Financial Officer, Jeff Cook. “A contributing factor to our overall consumables decline is a shift in buying patterns within the distributor channel, which negatively impacted the current quarter.  Despite continued market softness we have maintained our positive adjusted EBITDA levels for the fourth consecutive quarter and reduced our debt net of cash position in the quarter by $1.9 million, to a relatively low $6.9 million.”

“The Graph Expo tradeshow re-affirmed the confidence we have in our strategic direction,” commented Jacobson.  “As we established our strategy three years ago we envisioned that the 75DI would be the linchpin for our up-market strategy, serving as the spark for DI growth and providing the up-market customer contact to drive our new CTP products.  The excitement around this product at Graph Expo confirmed our expectations.  We had customers come to see the 75DI that have not done business with Presstek in the past and we had customers come that haven’t looked at DI technology in years.  They came to see the 75DI but stayed to see the rest of the portfolio after they were reintroduced to the new and improved DI technology. We have the products and resources in place to drive our strategy and we are confident that as the economy improves, our expanded portfolio and channel reach will result in increased sales and provide increased profitability with our streamlined cost structure.”

Information Regarding Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides non-GAAP financial measures, including operating expenses excluding special charges; operating loss excluding special charges; adjusted EBITDA; net loss from continuing operations excluding special charges; working capital excluding short-term debt; debt net of cash; and other GAAP measures adjusted for certain charges, which the Company believes are useful to help investors better understand its past financial performance and prospects for the future.  A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below.  Supplemental financial information has been provided with this release to provide additional details on the Company's performance.

Conference Call and Webcast Information
Management will discuss Presstek's third quarter 2010 results in a conference call on Monday, November 8, 2010 at 10:30 a.m. Eastern Time.  Conference call information is below:

Conference Call Access:
Domestic Dial In: (866) 713-8563
International Dial In: (617) 597-5311
Passcode:  79439258

In addition, for those unable to participate at the time of the call, a rebroadcast will be available following the call from Monday, November 8, 2010 at 1:30 PM Eastern Time until Monday, November 15, 2010 at 11:59 PM Eastern Time.

Rebroadcast Access:
Domestic Dial In: (888) 286-8010
International Dial In: (617) 801-6888
Passcode: 15689384

An archived webcast of this conference call will also be available on the "Investor Events Calendar" page of the Company's web site, www.presstek.com.

About Presstek:
Presstek, Inc. is a leading supplier of digital offset printing solutions to the printing and communications industries.  Presstek’s DI® digital offset solutions bridge the gap between toner and conventional offset printing, enabling printers to cost effectively meet increasing customer demand for high quality, short run color printing with a fast turnaround time while providing improved profit margins. The Company’s CTP portfolio ranges from two-page to eight-page systems, many of which are fully automated.  These systems support Presstek’s line of chemistry-free plates as well as Aeon, a no preheat thermal plate which offers run lengths up to one million impressions. Presstek also offers a range of workflow solutions, pressroom supplies, and reliable service. Presstek is well positioned to support print environments of any size on a worldwide basis. Visit www.presstek.com or call +1.603.595.7000 for more information.
DI is a registered trademark of Presstek, Inc.

“Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy and the ability of the Company to execute the strategy with its product portfolio, the prospects for growth in sales of DI presses, expected revenues from new CTP plate accounts, the ability of the Company to achieve positive adjusted EBITDA and the ability of the Company to achieve its stated objectives.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to: the severity and length of the current economic downturn,  the impact of the economic downturn on the availability of credit for the Company’s customers, market acceptance of and demand for the Company's products, particularly DI presses, and resulting revenue and adjusted EBITDA, the ability of the Company to successfully expand into new territories, the ability of the Company to meet its stated financial and operational objectives, the Company's dependence on its partners (both manufacturing and distribution), and other risks and uncertainties detailed in the Company's 2009 Annual Report on Form 10-K and the Company's other reports on file with the Securities and Exchange Commission.  The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," expressions of optimism concerning future events or results, and similar expressions, among others, identify forward-looking statements.   Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.  The Company undertakes no obligation to update any forward-looking statements contained in this news release.

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)
	Three months ended		Nine months ended
	October 2,	October 3,	October 2,	October 3,
	2010	2009	2010	2009
Revenue
Equipment	$4,760	$3,627	$15,890	$13,827
Consumables	20,584	22,150	62,807	65,170
Service and parts	6,070	7,229	18,815	21,979
Total revenue	31,414	33,006	97,512	100,976

Cost of revenue
Equipment	4,965	8,152	16,312	18,015
Consumables	11,127	11,982	34,088	35,603
Service and parts	5,016	5,172	15,117	16,528
Total cost of revenue	21,108	25,306	65,517	70,146

Gross profit	10,306	7,700	31,995	30,830

Operating expenses
Research and development	1,154	1,379	3,207	3,803
Sales, marketing and customer support	5,302	6,276	16,366	19,525
General and administrative	4,580	4,946	14,712	17,239
Amortization of intangible assets	204	225	617	712
Restructuring and other charges	412	1,040	461	1,162
Goodwill impairment	-	-	-	19,114
Total operating expenses	11,652	13,866	35,363	61,555

Loss from operations	(1,346)	(6,166)	(3,368)	(30,725)
Interest and other income (expense), net	8	(745)	(848)	(531)

Loss from continuing operations before income taxes	(1,338)	(6,911)	(4,216)	(31,256)
Provision(benefit) for income taxes	158	(264)	(331)	16,366

Loss from continuing operations	(1,496)	(6,647)	(3,885)	(47,622)
Gain(loss) from discontinued operations, net of income taxes	-	706	(70)	(959)

Net loss	$(1,496)	$(5,941)	$(3,955)	$(48,581)

Loss per share - basic
Loss from continuing operations	$(0.04)	$(0.18)	$(0.11)	$(1.30)
Loss from discontinued operations	-	0.02	(0.00)	(0.02)
	$(0.04)	$(0.16)	$(0.11)	$(1.32)
Loss per share - diluted
Loss from continuing operations	$(0.04)	$(0.18)	$(0.11)	$(1.30)
Loss from discontinued operations	-	0.02	(0.00)	(0.02)
	$(0.04)	$(0.16)	$(0.11)	$(1.32)
Weighted average shares outstanding
Weighted average shares outstanding - basic	36,908	36,638	36,887	36,668
Dilutive effect of stock options	-	-	-	-
Weighted average shares outstanding - diluted	36,908	36,638	36,887	36,668

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	October 2,	January 2,
	2010	2010
ASSETS
Current assets
Cash and cash equivalents	$2,549	$5,843
Accounts receivable, net	22,539	22,605
Inventories	30,058	30,378
Assets of discontinued operations	-	12,624
Deferred income taxes	243	243
Other current assets	2,817	2,598
Total current assets	58,206	74,291

Property, plant and equipment, net	21,788	24,307
Intangible assets, net	4,642	4,316
Deferred income taxes	2,542	1,140
Other noncurrent assets	1,140	481

Total assets	$88,318	$104,535

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$9,424	$17,910
Accounts payable	10,703	9,887
Accrued expenses	6,931	8,049
Deferred revenue	5,515	6,497
Liabilities of discontinued operations	-	5,203
Total current liabilities	32,573	47,546

Other long-term liabilities	109	141

Total liabilities	32,682	47,687

Stockholders' equity
Preferred stock	-	-
Common stock	369	368
Additional paid-in capital	122,055	120,005
Accumulated other comprehensive loss	(3,118)	(3,810)
Accumulated deficit	(63,670)	(59,715)
Total stockholders' equity	55,636	56,848

Total liabilities and stockholders' equity	$88,318	$104,535

PRESSTEK, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)
	Q3 2009	Q2 2010	Q3 2010
Key Units
DI Presses (Excludes QMDI)	12	8	11
CTP Platesetters (Excludes DPM)	15	15	13

Product Revenue - Growth Portfolio
DI Presses (Excludes QMDI)	$2,923	$2,709	$3,632
DI Kits
Presstek Branded DI Plates	4,318	4,477	4,323
Total DI Revenue	7,241	7,186	7,955

Thermal CTP Platesetters (Excludes DPM)	1,081	1,018	712
Thermal CTP Plates	3,745	3,959	3,613
Total CTP Revenue	4,826	4,978	4,325

Total Product Revenue - Growth	12,067	12,164	12,279

Product Revenue - Traditional Portfolio
QMDI Platform	3,056	2,456	2,989
Polyester CTP Platform	3,228	3,136	3,019
Other DI Plates	1,438	1,151	997
Conventional/Other	6,772	6,861	6,339
Total Product Revenue - Traditional	14,494	13,604	13,343

Gross Product Revenue	26,561	25,768	25,623

Installation Transfer	(784)	(303)	(278)

Net Product Revenue	25,777	25,465	25,344

Service Revenue	7,229	6,142	6,070

Total Revenue	$33,006	$31,607	$31,414

Gross Product Revenue Components %
Growth	45.4%	47.2%	47.9%
Traditional	54.6%	52.8%	52.1%

Geographic Revenues (Origination)
North America	$26,810	$24,145	$24,165
Europe	6,196	7,461	7,249
Consolidated	$33,006	$31,607	$31,414

Gross Margin
Equipment	-124.8%	-10.8%	-4.3%
Consumables	45.9%	46.4%	45.9%
Service	28.5%	19.5%	17.4%
Consolidated	23.3%	32.6%	32.8%

Operating Expenses excluding Special Charges
Total Operating Expenses	$13,866	$12,047	$11,652
less: Restructuring and Other Charges	1,040	37	412
Operating Expenses excluding Special Charges (a)	$12,826	$12,010	$11,240

Adjusted EBITDA
Net income (loss) from continuing operations	$(6,647)	$(1,845)	$(1,496)
Add back:
Interest	491	250	248
Tax charge (benefit)	(264)	(390)	158
Depreciation and amortization	1,231	1,267	1,261
Impairment / Other non-cash charges	2,700	-	-
Non cash portion of equity compensation	389	976	719
Restructuring and other charges	1,040	37	412
Adjusted EBITDA (a)	$(1,060)	$295	$1,302

Working Capital
Total current assets	$68,159	$58,543	$58,206
Current liabilities	49,739	33,839	32,573
Working capital	18,420	24,704	25,633
Add back short-term debt
Current portion of long-term debt	834	-	-
Line of credit	22,612	11,184	9,424
Working capital excluding debt (a)	$41,866	$35,888	$35,057

Debt net of cash
Current portion of long-term debt	$834	$-	$-
Line of credit	22,612	11,184	9,424
Total debt	23,446	11,184	9,424
Cash	7,220	2,392	2,549
Debt net of cash (a)	$16,226	$8,792	$6,875

Days Sales Outstanding	66	62	65

Days Inventory Outstanding	99	85	87

Capital Expenditures	$257	$104	$124

Employees	553	518	501

a.   Operating expenses excluding special charges, Adjusted EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and other non-recurring charges (credits)]; Working capital excluding debt; and Debt net of cash are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Presstek's management believes that Adjusted EBITDA and Operating expenses excluding special charges provide meaningful supplemental information regarding Presstek's current financial performance and prospects for the future.   Presstek's management believes that Working capital excluding debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.  Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods.  These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity.  Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.  Reconciliations of these measures to GAAP are included in the tables above.

PRESSTEK, INC.
Reconciliation of GAAP amounts to Non-GAAP amounts
(Dollar amounts in thousands)

	Three months ended
	October 2, 2010	October 3, 2009

Operating Loss	$(1,346)	$(6,166)
Add Back:
Inventory adjustment		2,700

Operating Loss excluding special charges	$(1,346)	$(3,466)